UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 12, 2013

A.P. Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33221	94-2875566
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Saginaw Drive Redwood City CA		94063
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (650) 366-2626

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	Results of Operations and Financial Condition

On November 12, 2013, A.P. Pharma, Inc. (the “Company”) issued a press release announcing its financial results for the three months ended September 30, 2013 (the “Earnings Press Release”). A copy of the Earnings Press Release is furnished as Exhibit 99.1.

The information set forth under Item 2.02 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

ITEM 7.01	Regulation FD Disclosure

On November 12, 2013, the Company issued a press release announcing the expansion of its pipeline of sustained release product candidates, as described in the press release furnished herewith as Exhibit 99.2.

The Company released a corporate update on November 12, 2013, a copy of which is furnished herewith as Exhibit 99.3. The attached materials have also been posted on the Company’s website at www.appharma.com. The Company does not undertake to update this presentation.

The information provided in Item 7.01 of this report, including Exhibits 99.2 and 99.3, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall the information or Exhibits 99.2 or 99.3 be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Earnings Press Release, dated November 12, 2013

99.2	Press Release, dated November 12, 2013

99.3	Corporate Presentation, dated November 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.P. Pharma, Inc.

Date: November 12, 2013	/s/ Brian G. Drazba
Brian G. Drazba
Chief Financial Officer